Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment of Registration Statement No. 333-166794 on Form S-1/A of our reports dated May 11, 2010, except for Note 4, which is May 24, 2010 with respect to the consolidated financial statements of China TMK Battery Systems Inc. and Subsidiaries for the year ended December 31, 2009.

We also consent to the reference of our Firm under the caption "Experts" in such Registration Statement.

/s/MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
May 24, 2010